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                                                                   Exhibit 10.11



                               DATED 28 JULY 1999


                        (1) PHASE FORWARD EUROPE LIMITED

                                    - AND -

                                (2) MARTIN YOUNG



                     --------------------------------------

                                   EXECUTIVE
                               SERVICE AGREEMENT

                     --------------------------------------


                                    GARRETTS
                                  ABBOTS HOUSE
                                  ABBEY STREET
                                    READING
                                   BERKSHIRE
                                    RG1 3BD
                               TEL: 0118 949 0000
                               FAX: 0118 949 0049
                                    REF: ALT

THIS SERVICE AGREEMENT dated 28 July 1999


BETWEEN:

(1) Phase Forward Europe Limited (registered no 3738680) whose registered office is at Abbots House, Abbey Street, Reading RG1 3BD ("the Company"); and

(2) Martin Young of 37 Harcroft Avenue, Braddan, Isle of Man IM2 1PE ("the Executive").

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     Except where the context otherwise requires, the following definitions are used in this Agreement:

     "ASSOCIATED COMPANY"     means a company which is from time to time a
                              holding company or a subsidiary of the Company or a subsidiary (other than the Company) of a holding company of the Company. In this definition
                              "subsidiary" and "holding company" have the same meanings as in Section 736 of the Companies Act
                              1985.

     "THE BOARD"              the Board of Directors of the Company for the time
                              being or such other person or persons as the Board may nominate as the representative of the Board for the purpose of this Agreement;

     "COMMENCEMENT DATE"      1st August 1999;

     "THE EMPLOYMENT"         the employment of the Executive by the Company
                              established by this Agreement.

1.2  MODIFICATION OF ENACTMENTS

     Any reference to an enactment (or subordinate legislation or any rule made by any authority and having the effect of law) is a reference to it as amended from time to time and includes a reference to any repealed enactment which it may re-enact with or without amendment and any consolidation.

1.3  INTERPRETATION

     Unless there is something in the subject or context inconsistent therewith:

     1.3.1 words importing the singular include the plural and vice versa and reference to persons or companies shall include bodies corporate;

     1.3.2 words importing any gender shall include all genders;

     1.3.3 the headings in this Agreement are for convenience only and shall not affect its interpretation;

     1.3.4 any reference to the Executive shall (if appropriate) include his personal representatives; and

     1.3.5 words and phrases used in this Agreement which are defined in the Companies Act 1985 shall have the same meanings in this Agreement as their respective definitions in the Companies Act 1985.


2. EMPLOYMENT

2.1 Subject to the following terms of this Agreement, the Company shall employ the Executive and the Executive shall serve the Company as a full time Business Development Director, or in such other capacity of a like status as the Company may require.

2.2 The Employment shall commence on the Commencement Date and shall continue (subject to earlier termination as provided in this Agreement) until terminated by either party giving to the other 6 months' notice of termination in writing.

2.3 The Executive warrants to the Company that by entering into this Agreement and performing his duties under it he will not be in breach of any contract or other obligation binding on him.

3.  DUTIES

3.1 The Executive shall perform such duties and, exercise such powers consistent with his status as may from time to time be assigned to or vested in him by or under the authority of the Board and shall in all respects comply with all reasonable and lawful directions and restrictions made by or under the authority of the Board.

3.2 The Executive's normal place of work shall be at the Company's principal place of business or at such other place within the United Kingdom as the Company may from time to time decide.

3.3 The Executive shall be required to travel to such places (whether in or outside the United Kingdom) and in such manner and on such occasions as the Company may from time to time decide.

3.4 The Executive may be required in pursuance of the Employment to be engaged not only on work on behalf of the Company but also on work on behalf of any Associated Company for the time being and at such place or places as may be required.

3.5 During the Employment, the Executive shall well, faithfully and diligently serve the Company and use his utmost endeavours to maintain, extend, develop and promote its interests, and shall (subject to holidays as hereinafter provided or unless prevented by ill-health) devote the whole of his time, attention and abilities during normal business hours to its affairs provided that he shall also attend to the business of the Company during such other hours as may reasonably be required for the proper discharge of his duties hereunder.

3.6 The Executive shall at all times perform his duties with proper skill and care.

3.7 The Executive shall not at any time during the Employment (without the prior written consent of the Company which will not be unreasonably withheld), hereunder engage in any activity which does, or is likely to, detract from the proper performance of his duties hereunder nor (except in the course of his duties or with the written permission of the Board) render any services to nor have any direct or indirect financial interest in any business entity which is, in part or whole, in a similar field to the Company or any Associated Company, or is a client of the Company or any Associated Company provided that nothing contained in this Clause shall preclude the Executive from holding any shares or other securities (not exceeding three per cent of the shares or securities of the class concerned for the time being in issue) in any company whose shares are listed or dealt in on a recognised stock exchange.

3.8 The Executive shall at all times keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business, finances or affairs of the Company. He shall provide such explanations and supply all information in his possession as the Board may require in connection with such conduct of the business, finances or affairs of the Company.

4.   REMUNERATION

4.1 The Executive shall be paid a basic salary at the rate of Pound 70,000 per annum (or at such higher rate as may from time to time be agreed in writing) payable by equal monthly instalments on the 28th day of each month (or on the previous working day if such day falls on a weekend or bank holiday). Such salary shall be deemed to accrue from day to day and shall be inclusive of any remuneration or fees as appropriate to which the Executive may be entitled as a director of the Company or of any Associated Company.

4.2 At least once in each 12 months the Company shall review, but shall not be obliged to increase, the salary payable under this Agreement.

4.3 In addition to his basic salary the Executive shall receive commission calculated in accordance with any company commission plan in force (the "Plan") from time to time. Any commission is payable subject to the following rules:-

     (i)  Subject to 4.3(ii) below the Company may amend the Plan at any time;




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     (ii)      The Company agrees that, once the Plan for a particular financial period has been approved by the Board, it will continue to apply for that financial period without amendment;

     (iii) If this Agreement terminates for any reason, the Executive will only receive commission earned but not yet paid under the Plan and any payment of the commission made post-termination shall be made only in accordance with the Plan.

     (iv) Any disputes concerning commission will be resolved by the Managing Director and Finance Director whose decision shall be binding.

4.4 The Executive's remuneration under this clause 4 and elsewhere under this Agreement shall be subject to such withholding or deductions as are required by law to be made or as authorised by the Executive.

5.   PENSIONS

     Subject to any limit imposed by the Inland Revenue from time to time, the Company shall during the Employment pay contributions at the rate of 15% of the Executive's basic monthly salary to an approved personal pension scheme nominated by the Executive. These contributions will be paid monthly on the 28th day of each month.

6.   EXPENSES AND CAR ALLOWANCE

6.1 The Company shall reimburse to the Executive such traveling, hotel, entertainment and other out-of-pocket expenses as shall from time to time be reasonably and properly incurred by him in the course of the Employment subject to the Executive complying with such guidelines or regulations issued by the Company from time to time in this respect and upon the Executive submitting to the Company satisfactory information and evidence of the same. Any credit card supplied to the Executive by the Company shall be used solely for expenses incurred by him in the course of the Employment.

6.2 To assist the Executive in carrying out his duties under the Employment, the Company shall pay to the Executive a monthly car allowance of Pound 800 on 28th day of each month. In addition the Company shall reimburse to the Executive all fuel costs attributable to the use of the car for business purposes.

7.   STOCK OPTIONS

7.1 Subject to approval by the Board and subject to the rules of the Company's Stock Option Plan (the "Plan") the Executive will be entitled to participate in the Plan. Any benefit given to the Executive will be at the sole discretion of the Company.

8.   HOLIDAYS

8.1 The Executive shall be entitled to 25 working days' holiday in each calendar year at times convenient to the Company in addition to bank and other public holidays on full salary. The entitlement to holiday and, on termination of the Employment, holiday pay in lieu of holiday accrued but untaken, shall accrue pro rata throughout each calendar year of the Employment.

8.2 Subject to a maximum of 15 days, the Executive may carry forward any accrued but untaken holiday to the next calendar year but no further.

9.    INSURANCES

9.1 Subject to the Executive's compliance with and satisfaction of the applicable requirements of such schemes the Executive shall participate in any private health insurance scheme, death in service benefits and long term disability schemes as the Company may from time to time maintain for the benefit of its employees. The identity of the provider of the benefits shall be at the discretion of the Company as shall the level of cover provided.

9.2 There shall be no liability on the Company to pay to the Executive any of the benefits set out in this Clause 9 if the insurers of the benefits fail to pay all or any amount under the relevant schemes. The provider of any of the benefits set out in this Clause 9 may be changed at any time by the Company in its absolute discretion. The Company reserves the right to terminate or amend the arrangements under this Clause 9 without replacement at any time in its absolute discretion. In particular, but without limitation, any of these arrangements may be terminated without replacement if, in the opinion of the Board, the medical condition of the Executive is or becomes such that the Company is unable to secure insurance under the rules of the applicable scheme or otherwise at reasonable rates or premiums. All benefits under this Clause 9 are subject to the terms of the applicable benefit scheme and of any related policy of insurance as in force from time to time.

10.   MEDICAL AND SICKNESS

10.1 The Company may from time to time require the Executive to be examined by a medical adviser nominated by the Company, and the Executive consents to the medical adviser disclosing the results of the examination to the Company.

10.2 If the Executive is absent from work due to illness, accident or other incapacity, he shall deliver or cause to be delivered promptly to the
      Company:

      10.2.1 in the case of an absence of seven consecutive days or less, a form of self-certification of illness or accident absence; and

      10.2.2 in the case of a longer absence, a certification from a medical practitioner on the eight day of absence and weekly thereafter.

10.3 Subject to the rights of the Company under Clause 12.1.11, the Executive shall be entitled to full basic salary (excluding benefits) during any period of absence due to illness, accident and/or other incapacity (which is duly certified in accordance with Clause 10.2) less payments made to the Executive under the Statutory Sick Pay Scheme, sickness benefit and any permanent health insurance or long term disability insurance in respect of the period concerned.

     The Company has the right to terminate the Executive's employment in accordance with the notice provisions applicable to him and as provided elsewhere in this Agreement. For the avoidance of any doubt, this right still applies when the Executive is absent from work through sickness or injury even if the consequence of the exercise of this right is that the Executive will not be able to benefit from this Clause 10.3 or any long term disability policy.

10.4 If the illness, accident or other incapacity is caused by the act or omission of a third party the Executive must, at the Company's request, include in any claim for damages against such third party a claim in respect of monies paid by the Company under this Clause 10 and must refund to the Company any damages recovered under that head.

11.  CONFIDENTIAL INFORMATION

11.1 Except in the proper performance of his duties or with the prior written consent of the Company, the Executive will not either during the Employment or at any time afterwards use or divulge to any person any information of a private, confidential or secret nature concerning the business, products, processes or affairs of the Company or any Associated Company or of any person having dealings with the Company or any Associated Company and which comes to his knowledge during the course of or in connection with his employment or his holding any position within the Company or any Associated Company.

11.2 Confidential information includes, but is not limited to all information, processes, practices, customer lists, marketing plans, financial information, staff details of the Company's customers and all other compilations of information, whether printed, electronic or other media which relate to the business of the Company or any Associated Company and the Company's customers and suppliers provided such information is not in the public domain.

11.3 The Executive will promptly, whenever requested by the Company and in any event upon the termination of the Employment with the Company, deliver up to the Company all correspondence and all other documents, papers and records which may have been prepared by him or have come into his possession in the course of his employment with the Company (except for any such documents which may be considered by the Company to be in the public domain), and all electronic equipment, computer software or hardware and other property used in connection with the operations of the Company or any Associated Company, and the Executive may not retain any copies. Title to and copyright in such correspondence and other documents, papers, records and property shall vest in the Company.

11.4 Breach of this Clause will normally be regarded as serious misconduct. It may also lead to further legal action against the individual or companies involved (the Executive acknowledging that damages may not be an adequate remedy in respect of any such breach and accordingly that injunctive relief or other equitable remedies may be sought and obtained by the Company acting on its own behalf and/or on behalf of any Associated Company).

12.   TERMINATION

12.1 The Company shall be entitled to terminate the Employment forthwith if the Executive shall:

      12.1.1 be guilty of dishonesty (whether relating to the Company or any Associated Company or not) or serious or persistent misconduct or any other conduct which, in the opinion of the Board, tends to bring the Executive or the Company or any Associated Company into disrepute;

      12.1.2 without reasonable cause wilfully neglect or refuse to discharge his duties or to attend to the business of the Company or of any Associated Company;

      12.1.3 commit any material breach of this Agreement (other than a breach which (being capable of being remedied) shall be remedied forthwith upon the Executive being called upon to do so in writing by the Board);

      12.1.4 be convicted of any criminal offence (excluding an offence under road traffic legislation in the United Kingdom or elsewhere, for which the Executive is not sentenced to any term of imprisonment, whether suspended or not);

      12.1.5 in the opinion of the Board, fail to exercise reasonable skill and care in the performance of his duties;

      12.1.6 have an order made by any competent court for the appointment of a receiver or other person to exercise powers with respect to his property or affairs;

      12.1.7 become bankrupt or make any composition or enter into any deed of arrangement with his creditors;

      11.1.8  be disqualified from holding office in any company;

      12.1.9  become of unsound mind or a patient under the Mental Health Act
              1983;

      12.1.10 resign as a director of the Company (or of any Associated Company) except at the request of the Company (or such Associated Company); or

      12.1.11 be or become incapacitated by illness or otherwise from performing his duties hereunder for a period of 120 consecutive days or for periods aggregating 120 days or more in any period of fifty-two weeks.

12.2 Any delay or forbearance by the Company in exercising any right of termination shall not constitute a waiver of it.

12.3 If not previously terminated, the Employment shall in any event automatically terminate at the end of the day on which the Executive attains the age of 60 years.

13.    POST TERMINATION RESTRICTIONS

13.1   In this Clause 13:

(A) "Restricted Business" means the business of the Company and the Associated Companies at the time of the termination of the Employment with which the Executive was involved to a material extent during the period of 12 months ending on the date of the termination of the Employment;

(B) "Restricted Customer" means any firm, company or other person who, during the period of 12 months ending on the date of the termination of the Employment, was a customer of or in the habit of dealing with the Company or any Associated Company and with whom the Executive had contact or about whom the Executive became aware or informed in the course of the Employment; and

(C) "Restricted Employee" means any person who, at the date of the termination of the Employment, either:-

(i) was employed by the Company or any Associated Company at a management level and was a person with whom the Executive had material contact; or

(ii) was employed by the Company or any Associated Company and reported to the Executive directly or indirectly at any time during the 12 months prior to the termination of the Employment.

13.2 The Executive will not, for a period of 12 months after the termination of the Employment, solicit or endeavour to entice away from the Company or any Associated Company the business or custom of a Restricted Customer with a view to providing goods or services to that Restricted Customer in competition with the Restricted Business.

13.3 The Executive will not, for a period of 12 months after the termination of the Employment, provide goods or services to or otherwise have any business dealings with any Restricted Customer in the course of any business concern which is in competition with the Restricted Business.


13.4 The Executive will not, for a period of 12 months after the termination of the Employment, in the course of any business concern which is in competition with any Restricted Business offer employment to or otherwise endeavour to entice away from the Company or any Associated Company any Restricted Employee.

13.5 The Executive will not, for a period of 6 months after the termination of the Employment, be engaged in or concerned in any capacity in any business concern with is in competition with the Restricted Business. This clause shall not restrain the Executive from being engaged or concerned in any business concern in so far as his duties or work shall relate solely:-

(A) to geographical areas where the business concern is not in competition with the Restricted Business; or

(B) to services or activities of a kind with which the Executive was not concerned to a material extent during the period of 12 months ending on the date of the termination of the Employment.

13.6 The obligations imposed on the Executive by this Clause 13 extend to him acting not only on his own account but also on behalf of any other firm, company or other person and shall apply whether the Executive acts directly or indirectly.

13.7 Each of the covenants and obligations on the Executive's part contained in each part of this Clause 13 shall be deemed to be separate and severable and enforceable by the Company accordingly. In the event that any of the restrictions shall be held void but would be valid if part of the wording thereof was deleted, such restriction shall apply with such deletion as may be necessary to make it valid and effective.

14.  LITIGATION ASSISTANCE

     The Executive covenants and agrees that he shall, upon reasonable notice, during the Employment and for two years after the termination thereof, furnish such information and proper assistance to the Company as may be reasonably required by the Company in connection with any litigation in which it or any Associated Company is, or may become, a party. The Company shall reimburse the Executive for all reasonable out of pocket expenses incurred by him in furnishing such information and assistance.

15.  DIRECTORSHIP

     Upon any termination of the Employment, the Executive shall at the request of the Company resign from office as a director of the Company and any Associated Company (without prejudice to the rights of any party arising out of this Agreement or the termination of the Employment) and without any claim for compensation for loss of office. If the Executive fails to do so, the Company is irrevocable authorised to appoint some person in his name and on his behalf to do all such things and execute all such documents as may be necessary for or incidental to give effect to his resignation.

16.  SUSPENSION

     The Company has the right at any time (including, without limitation, during a period of notice terminating the Employment whether the notice was given by the Executive or the Company) to suspend the Executive from the performance of his duties for as long and on whatever terms it considers appropriate, and this may include a requirement that he will not attend at the Company's premises. Any such suspension shall be on the basis that the Company continues to pay the Executive's salary and any benefits to which he is entitled for the duration of the period of suspension.

17.  INTELLECTUAL PROPERTY

17.1 The Executive will promptly disclose to the Company any invention, development, discovery, improvement, new software or source code or design made by him whether alone or with others during the performance of his duties as an employee and whether or not the same as capable of protection as intellectual property by patent, copyright, design right, as a trade mark or by other means and he shall not use, disclose to any person or exploit the same without the expense prior written consent of the Company.

17.2 Subject to any rights granted to the Executive by the Patents Act 1977 which cannot be excluded by agreement, any invention discovery design development improvement whether or not capable of protection by patent registered design or otherwise and any copyright in any document, letter, software or other work protectable by copyright suggested written, created, designed, invented, conceived or acquired by the Executive during the course of his employment ("the Intellectual Property") shall belong absolutely to the Company and to the extent that some or all of the rights pertaining to the Intellectual Property do not vest automatically in the Company the Executive hereby as beneficial owner assigns to the Company all his rights whatsoever in the Intellectual Property. The Executive will provide the Company with full details and information with regard thereto and will at the request and expense of the Company apply to join with the Company in applying for registration of any of the Intellectual Property in the United Kingdom and/or in any other part of the world as specified by the Company.

17.3 The Executive will at the Company's request and expense do all such things and sign all documents or instruments reasonably necessary in the opinion of the Company to obtain, defend and enforce its rights in the Intellectual Property and in the meantime will hold all interest therein in trust for the Company. The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute any such document or instrument and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause 16 and in favour of any third party a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

17.4 The Executive hereby waives all moral rights in any copyright works originated, conceived, written or made by him (either alone or with others) and agrees not to claim that any treatment, exploitation or use of the said works infringe such moral rights (including but not limited to the right to be identified, the right to object to derogatory treatment and the right against false attribution).

17.5 Each of the obligations under this Clause 17 is enforceable independently of each of the others and its validity will not be affected if any of the others is unenforceable to any extent.

17.6 Rights and obligations under this Clause 17 shall continue in force after termination of the Employment in respect of Intellectual Property and shall be binding on the Executive's personal representatives.

18.   RECONSTRUCTIONS

      If the Company is to be wound up for the purpose of a reconstruction or amalgamation and the Company procures that the Executive is offered employment by the reconstructed or amalgamated company on similar terms to the terms of this Agreement for the remainder of the Employment, the Executive shall have no claim against the Company in respect of the termination of his employment under this Agreement.

19.   OTHER AGREEMENTS

19.1 This Agreement shall, from the Commencement Date, operate in substitution for any terms of service previously in force (whether written or oral) between the Company and/or any Associated Company and the Executive and the Executive acknowledges and warrants that there are no agreements or arrangements whether written, oral or implied between the Company or any Associated Company and the Executive relating to the employment of the Executive other than those expressly set out or referred to in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein.

19.2 The Executive shall comply with all of the Company's rules, regulations and policies from time to time in force. In the event of any conflict between such rules, regulations and policies and this Agreement, this Agreement shall prevail.

20.   NOTICES

20.1 Any notice to be given by either party hereunder shall be in writing and, in the case of the Company, may be delivered or sent by first class post or telex or facsimile process to the Company at its registered office for the time being and, in the case of the Executive, may be delivered to him or sent by first class post to his usual or last known address.

20.2 Unless the contrary is proved, any such notice or other document shall be deemed to have been served:

      20.2.1  if delivered, at the time of delivery;

      20.2.2 if posted, at 10.00 a.m. on the second working day after it was put into the post; or

      20.2.3 if sent by telex or facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. on any working day, and in any other case at 10.00 a.m. on the working day following the date of despatch.

20.3 In proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or other document was properly addressed and posted as a pre-paid first class letter, or that the telex or facsimile message was properly addressed and despatched as the case may be.

21.  MISCELLANEOUS

21.1 Any amendment to this Agreement shall be in writing signed by the parties and expressed to be for the purpose of such amendment.

21.2 This Agreement shall be governed by and construed in accordance with English law.

21.3 The expiration or determination of the Employment howsoever arising, shall not affect any provision of this Agreement which is expressed to operate or have effect thereafter, and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

22.  STATUTORY PARTICULARS

22.1 The following particulars are given in compliance with the Employment Rights Act 1996 so far as not already taken into account elsewhere in this
     Agreement:

     22.1.1 The Executive's period of continuous employment with the Company begins on 1st August.

     22.1.2 There are no specific disciplinary rules applicable to this Employment but the Executive is expected at all times to conduct himself in a manner consistent with his senior status.

     22.1.3 In the event of the Executive either being dissatisfied with any disciplinary decision or wishing to seek to redress any grievance relating to the Employment, he should first apply to the Managing Director. If the matter is not resolved within seven days, the Executive may appeal to the Board which will afford to the Executive the opportunity of a full and fair hearing at a meeting of the Board or a duly appointed Committee thereof whose decision shall be final and binding.

     22.1.4 A Contracting Out Certificate under the Pension Schemes Act 1993 has not been issued in respect of the Employment.

     22.1.5 There are no collective agreements which affect the terms and conditions of the Employment.

IN WITNESS whereof this Agreement has been executed as a deed by the parties on the date first above written.

EXECUTED as a DEED by Stephen Powell  )
acting on behalf of the                           /s/ Stephen Powell
Company in the presence of:           )           ------------------------------
                                                  Director


EXECUTED as a DEED by the Executive   )           /s/ Martin Young
in the presence of:                   )           ------------------------------
                                                  Executive